EXHIBIT 21
                                                  SUBSIDIARIES

         The following is a list of the subsidiaries of Mark IV Industries, Inc. at May 15, 1994. Except as otherwise indicated, the names of indirectly-owned subsidiaries are indented under the names of their immediate parent.

Alston Corporation (Delaware)
Audubon Leasing, Inc. (Delaware)
Automatic Signal/Eagle Signal Corporation (Delaware)
F-P Technologies Holding Corporation (Delaware) (a subsidiary of the Company owned 100% by the Company and Mark IV Industries Limited)
Pinnacle Audio, Inc. (Delaware)
Gulton Industries, Inc. (Delaware)
     F-P Displays, Inc. (Massachusetts)
     Altec Lansing Corporation (Delaware)
       Altec Lansing International Limited (United Kingdom)
     Electro-Voice, Incorporated (Delaware)
          Mark IV Audio Canada Inc. (Canada) (an indirect subsidiary of the Company 100% owned, in the aggregate, by Electro-Voice, Incorporated, Gulton Industries, Inc.
            and Altec Lansing Corporation)
          University Sound Inc. (Delaware)
          Mark IV Hong Kong Limited (Hong Kong)
               Audio Consultants Co., Limited (Hong Kong)
     Mark IV Audio (Aust) Pty. Limited (Australia) (an indirect subsidiary of the Company owned 100% by Gulton Industries, Inc. and
        Electro-Voice, Inc.)
     Mark IV Holding AG (Switzerland)
          Mark IV Audio AG (Switzerland)
          F-P Displays AG (Switzerland)
     LFE Industrial Systems Corporation (Connecticut)
     Luminator Service, Inc. (New York)
     Mark IV Audio Japan Ltd. (Japan) (88% owned)
     Mark IV France S.A. (France) (an indirect subsidiary of the
      Company 100% owned, in the aggregate, by Gulton Industries, Inc. and Dayco Products, Inc.)
         Dayco Products Europe S.A.R.L. (France)
         Mark IV Audio France S.A. (France)
         Gulton S.A. (France)
         SLE  S.A.R.L. (France)
Gulton-Statham Transducers, Inc. (Delaware)
Interstate Highway Sign Corp. (Delaware)
Kirkhof/Goodrich Corp. (Delaware)
Mark IV Transportation Products Corp. (Delaware)
Mark IV Audio, Inc. (Delaware)
Armtek International Holding Company, Inc. (Delaware)
     Dayco Pacific Pty. Limited (Australia) (an indirect subsidiary of the
      Company 100% owned in the aggregate by Armtek Int'l Holding Company, Inc. and Dayco Products, Inc.)
          Dayco Products Singapore PTE Limited (Singapore)
          Dayco TSA Singapore PTE Limited (Singapore) (66% owned)
     Dayco Products-International, Inc. (Delaware)
     Dayco Products-United Kingdom, Inc. (Delaware)
Eagle Funding Corporation (Delaware)
Mark IV Industries GmbH (Germany)
     Mark IV Vertriebs GmbH (Germany)
     Dayco Europe GmbH (Germany)
     Dynacord Electronic-und Geratebau GmbH (Germany) (80% owned)
     Dynacord Electronic-und Geratebau GmbH & Co. KG (Germany) (80% owned)
          Dynacord France S.A. (France) (100% owned, in the aggregate, by
           Dynacord GmbH and Dynacord KG)
Clarke Container Company, Inc. (New York)
Glar-Ban Incorporated (New York)
Mark IV Holdings Inc. (Delaware)
     Mark IV Industries Overseas, Ltd. (Barbados)
Aerospace Sub, Inc. (Delaware)
Mark IV Industries Ireland (Ireland) (100% owned by the Company and
 Mark IV Holdings, Inc.)
Mark IV IVHS, Inc. (Delaware)
Madison Industrial Properties, Inc. (Delaware)
NRD, Inc. (New York)
Protective Closures Co., Inc. (New York)
LFE Corporation (Delaware)
Dayco Products, Inc. (Delaware)
    Dayco Canada Holdings, Inc. (Canada)
    Dayco Products Canada Inc. (Ontario, Canada)
          Mark IV Industries Limited (Canada)
               Vapor Canada Inc. (Canada)
    Control Eldoro Dayco S.A. de C.V. (Mexico)
    Dayco Products - Eaglemotive, Inc. (Delaware)
    Dayco Italy S.p.A. (Italy)
        Dayco PTI S.p.A. (Italy)
          Dayco SACIC S.A. (Belgium)
          Dayco PTI S.A. (Spain)
          Dayco PTI GmbH (Germany)
        United Investors S.p.A. (Italy)
               Dayco Europe S.p.A. (Italy)
                   Saig Tubiflex S.r.l. (Italy)
                   Lunkoflex Iberica, S.A. (53% owned) (Spain)
    Dayco Europe AB (Sweden)
    Anchor Swan, Inc. (Delaware)
    Dayco PTI, Inc. (Delaware)
    U.S. Rubber Acquisition Corp. (Delaware)
Mark IV Holdings, S.A. (Belgium)
Mark IV Audio Magnetic, Inc. (Delaware)
Mark IV PLC (United Kingdom)
     Dayco Europe Ltd. (United Kingdom)
         Dayco PTI Ltd. (United Kingdom)
     Cetec International Limited (United Kingdom)
     Klark Teknik Plc (United Kingdom)
          Nivenfield (1992) Limited (United Kingdom)
               Klark-Teknik (Singapore) Pte. Limited (Singapore) Dearden-Davies Associates Limited (United Kingdom)
     Klark-Teknik Electronics, Inc. (New York)
     Mark IV Transportation Products Ltd. (United Kingdom)
     Caplugs Ltd. (United Kingdom)
Mark IV Netherlands B.V. (Netherlands)
Vapor Corporation (Illinois)
Pietranera S.r.L. (Italy) (a subsidiary of the Company owned 100% by the Company and Armtek International Holding Company, Inc.)